UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Tripos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIPOS, INC.
1699 South Hanley Road
St. Louis, Missouri 63144
(314) 647-1099

VOTE FOR THE PROPOSED ASSET SALE AND FOR THE PROPOSED LIQUIDATION AND DISSOLUTION OF TRIPOS ON THE ENCLOSED PROXY CARD TODAY.

March 6, 2007

Dear Fellow Tripos Stockholder:

We recently mailed to you a proxy statement for the Special Meeting of Tripos’ stockholders scheduled for March 15. The proxy statement explains in detail the proposed sale of our major business, the Discovery Informatics Division, to Vector Capital Corporation and the proposed dissolution and liquidation of the company. We urge you to read the proxy material and all supplemental materials carefully, and to vote your shares FOR the proposals on the enclosed proxy card. You may vote by internet, telephone or mail by following the instructions on the card.

If you have already voted, please accept our thanks. You need take no further action at this time. If you have not yet voted, please vote today. The Special Meeting is scheduled for March 15, only a short time away.

The proposals are the result of an extensive process begun over a year ago to identify alternatives to realize stockholder value. In addition to selling the Discovery Informatics Division, we are seeking to complete the sale of our Discovery Research Division.  To this end, we are seeking to renegotiate our asset purchase agreement with Provid Pharmaceuticals (whose financing source is commencing due diligence) and we are in  negotiations with another party interested in purchasing that business.  In addition, although no proposal has been made, members of Tripos and Discovery Research management are evaluating whether to make an offer to purchase the Discovery Research business or, if invited, to participate with a third party purchaser.  No assurance can be given that a transaction for this division can be completed on satisfactory terms. We will update you on any significant developments, including the specific terms of any management participation.

While the future disposition of the Discovery Research Division will impact the level of proceeds to be paid to stockholders in the proposed liquidation, as discussed within, you are not being asked to vote on the proposed sale of this division. You are being asked to vote on the sale of our major business, the Discovery Informatics Division, which we believe is both beneficial and critically important for the company and our stockholders. We urge you to vote FOR this proposal.

THE VECTOR SALE IS THE BEST OPTION FOR OUR DISCOVERY INFORMATICS BUSINESS.

We believe the sale of the Discovery Informatics Division is an essential step in our efforts to provide value to our stockholders.  It is being made to an unaffiliated third party.  Our board has determined that selling Discovery Informatics to Vector is fair to and in the best interests of Tripos and its stockholders and represents a better value to stockholders than the uncertainty of continuing to operate this business.

WE FACE CONSIDERABLE RISKS IF WE ARE FORCED TO CONTINUE TO OPERATE OUR DISCOVERY INFORMATICS BUSINESS. If the asset sale is not approved and we are forced to continue to operate the Discovery Informatics business, we would face numerous uncertainties including:

•                  Our $6 million revolving credit facility with LaSalle Bank has been extended to March 21, 2007, and LaSalle has stated that it does not intend to grant any further extensions of the facility. Any alternative financing, if available, would most likely be on terms that are unfavorable to Tripos and to you as its stockholders. We are faced with the prospect of not having funds to repay this loan and not having financing to support our continued operating needs.

•                  We have struggled to perform effectively on a large informatics contract with a major pharmaceutical company which has led to significant increases in costs and has severely and negatively impacted gross profit margins.

•                  Recent operating trends have not been favorable.  We plan to release our 2006 financial results later this week; our earnings announcement will be available on our website at www.tripos.com and will be filed with the SEC and be available on www.sec.gov. Also, we continue to incur significant costs in being a very small public company.

SELLING DISCOVERY INFORMATICS AND CONTINUING EFFORTS TO SELL DISCOVERY RESEARCH OFFER THE BEST CHANCE OF PROVIDING VALUE TO STOCKHOLDERS.

We believe that the plan to sell the two operating divisions, followed by the dissolution and liquidation of Tripos, represents the best chance, among alternatives reasonably available,  to provide value to Tripos stockholders.  We are diligently pursuing completion of these sales.  Selling Discovery Research on revised terms or to a new buyer (which could include participation by management) offers the potential for an advantageous outcome when compared to the costs and liabilities associated with a shutdown of this business.  At the present time, we cannot predict the effect on the previously forecasted range of amounts available for distribution to stockholders of any of these outcomes for Discovery Research.

We urge stockholders to support the liquidation proposal as the best chance to receive value for their investment.

ISS HAS RECOMMENDED TRIPOS STOCKHOLDERS VOTE “FOR” THE ASSET SALE AND LIQUIDATION PROPOSALS.

Institutional Shareholder Services (ISS), the leading independent U.S. proxy advisor to the institutional marketplace, has recommended that Tripos stockholders vote FOR the asset sale and liquidation proposals.

In recommending FOR the asset sale, the ISS report stated: “based on our review of the comprehensive sale process, the impending need for the company to raise funds to meet debt obligations, and the declining trend in core business, we recommend stockholders support the asset sale proposal.”

In recommending FOR the liquidation proposal, the ISS report stated “Since the company will have no business or operations following the asset sale, which we support, we believe that this proposal warrants stockholder support.”(1)

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” EACH OF THE PROPOSALS ON THE ENCLOSED PROXY CARD.

After careful consideration, our board of directors unanimously approved the sale of assets of our Discovery Informatics business, and the plan of dissolution and the dissolution and liquidation of Tripos.  The board believes that these transactions are just as compelling today as when they were first considered. The board unanimously recommends that you vote “FOR” each of the proposals, as described in the proxy statement, on the enclosed proxy card.

In reviewing the proxy statement, stockholders should pay particular attention to the “Risk Factors” section beginning on page 15, which discusses the risks related to: (1) amounts ultimately available for distribution, (2) the asset sale transaction, (3) the liquidation and dissolution, (4) our business, and (5) our industry. Stockholders should also carefully review all supplemental materials and Tripos disclosures when available.

Once again, you are not required to take any action with respect to the disposition of the Discovery Research business.

It is important that your shares be represented at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. If you fail to vote by proxy and do not attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and if a quorum is present, will have the same effect as a vote against approval of the asset sale transaction and against approval of the plan of dissolution and the dissolution and liquidation of Tripos.

(1)           Note: Permission to use quotations from the ISS report was neither sought nor obtained.

Thank you for your cooperation and continued support.

Very truly yours,

/s/ RALPH S. LOBDELL	/s/ JOHN P. MCALISTER
Ralph S. Lobdell	John P. McAlister
Chairman of the Board	President and Chief Executive Officer

IMPORTANT—PLEASE VOTE YOUR PROXY PROMPTLY. After reading the proxy statement and all supplemental information furnished to you and filed with the Securities and Exchange Commission, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the Internet by following the instructions included with your proxy card, whether or not you plan to attend the special meeting in person. Please vote as promptly as possible. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE SPECIAL MEETING IN PERSON.

If you have any questions regarding the proxy statement or the enclosed information, please contact John Yingling of Tripos at 314-647-1099.  If you need assistance in voting your shares, please call our proxy solicitor, Morrow & Co., Inc. at 1-800-607-0088.

*              *              *

Additional Information About the Transaction

On February. 14, 2007, Tripos, Inc., filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ALL DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC’s Web site (www.sec.gov) or from Tripos, Inc., (www.tripos.com) or free of charge by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144. The directors and executive officers of Tripos, Inc., may be considered participants in the solicitation of proxies in favor of the transactions described in the proxy statement from the stockholders of Tripos, Inc. Information about the directors and executive officers of Tripos, Inc., is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 17, 2006. Additional information regarding the interests of such individuals is included in the proxy statement and the other relevant documents filed with the SEC relating to the special meeting.

Forward-Looking Statements

This Schedule 14A contains forward-looking statements concerning, among other things, Tripos, Inc.’s future prospects, including: (1) Tripos, Inc.’s ability to consummate the sale of its Discovery Research business to Provid Pharmaceuticals, Inc.; (2) Tripos, Inc.’s ability to sell its Discovery Informatics business and certain other assets;  (3) the effect of Tripos, Inc.’s ability to sell its Discovery Research business on amounts distributable to stockholders in the company’s pending liquidation; and (4) the terms of any possible management participation in the transaction. These statements are based upon numerous assumptions that Tripos, Inc. cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company’s filings with the SEC, including, without limitations, those factors set forth in the definitive proxy statement, the Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company’s periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Tripos, Inc. has no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.